                                                                    EXHIBIT 11.1

                                SOLOPOINT, INC.

                      WEIGHTED AVERAGE SHARES COMPUTATION

                                 YEARS ENDED            NINE MONTHS ENDED
                                DECEMBER 31,              SEPTEMBER 30
                           ------------------------  ------------------------
                              1995         1996         1996         1997
                           -----------  -----------  -----------  -----------
                                                           (UNAUDITED)
Weighted average common
 shares outstanding.......     924,144    2,461,715    1,284,936    3,501,793
Common equivalent shares
 from stock options,
 warrants, and Series A-6
 and A-7 preferred stock
 granted or issued during
 the twelve-month
 period(1)................   1,050,185
Convertible preferred
 stock, as if converted...
                           -----------  -----------  -----------  -----------
                             1,974,329    2,461,715    1,284,936    3,501,793
                           ===========  ===========  ===========  ===========
Net loss.................. $(2,672,479) $(3,593,612) $(2,600,112) $(3,155,894)
                           ===========  ===========  ===========  ===========
Net loss per share........ $     (1.35) $     (1.46) $     (2.02) $      (.90)
                           ===========  ===========  ===========  ===========
(1)Calculated as follows:
  Series A-6 and A-7
   convertible preferred
   stock issued during the
   period June 15, 1995
   through June 14, 1996..     642,853
  Issuance of common stock
   during the period June
   15, 1995 through June
   14, 1996...............     362,062
  Options granted during
   the period June 15,
   1995 through June 14,
   1996...................      50,300
                           -----------
                             1,055,215
  Shares assumed
   repurchased under the
   treasury stock method..      (5,030)
                           -----------
                             1,050,185
                           ===========